UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant   ☐

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☐ Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☒  Definitive Additional Materials
☐  Soliciting Material under Rule 14a-12

ROOT9B HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐  Fee paid previously with preliminary materials.

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SUPPLEMENTAL INFORMATION

This Supplement (this “Supplement”) is being filed by of root9B Holdings, Inc. (“we”, “us”, “our” or the “Company”) in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on July 19, 2017 (the “Annual Meeting”), or at any adjournments or postponements thereof. This Supplement supplements and amends the definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on June 30, 2017 and mailed to stockholders on or about June 30, 2017 (the “Proxy Statement”). Only stockholders of record as of the close of business on June 21, 2017, are entitled to receive notice of and to vote at the Annual Meeting.

This Supplement supplements and amends the information related to Proposal 1: Election of Directors. On July 17, 2017, the Board of Directors (the “Board”) of the Company approved resolutions to the effect that the nominees for directors to be voted on at the Annual Meeting, including new director nominees Dieter Gable, Colleen K. McKeown, Richard Ledgett, and Norman Stout, shall begin their respective terms, if elected, effective October 1, 2017, and the directors whose terms were set to expire at the Annual Meeting, including Isaac Blech, Gregory Morris, and Cary Sucoff, shall continue until October 1, 2017.

The additional disclosures in this Supplement amend and supplement the disclosures contained in the Proxy Statement, and should be read in conjunction with the disclosures contained in the Proxy Statement, which in turn should be read in its entirety and together with any documents incorporated by reference therein. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement shall supersede or supplement the information in the Proxy Statement. Capitalized and other certain defined terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with that act, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F. Street NE, Washington, DC 20549 or may be accessed at www.sec.gov.

Copies of this Supplement, the Proxy Statement, and the Company’s 2016 annual report to stockholders are also available online at www.proxyvote.com

You should rely only on the information contained in this Supplement and the Proxy Statement, including the annexes attached to the Proxy Statement or the information incorporated by reference therein, to vote your shares at the special meeting of Company stockholders. The Company has not authorized anyone to provide you with information that differs from that contained in the Proxy Statement or this Supplement. This Supplement is dated July 17, 2017. You should not assume that the information contained in this Supplement is accurate as of any date other than that date.